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                                               HORWATH
                                               SYDNEY PARTNERSHIP
                                               Chartered Accountants
                                               A member of Horwath International

                                               1 Market Street Sydney NSW 2000
                                               GPO Box 1455 Sydney NSW 2001
                                               DX 1142 Sydney

                                               Telephone (02) 9572 0777
                                               Facsimile (02) 9372 0606

                                               EXHIBIT 23.1

Independent Auditors' Consent



The Board of Directors
Barbeques Galore Limited
327 Chisholm Road
AUBURN NSW 2144


Amendment to Form F1 Registration Statement under the Securities Act of 1933


We consent to the use in the above document of our audit report dated August 8, 1997 on the consolidated financial statements of Barbeques Galore Limited and subsidiaries incorporating consolidated balance sheets as of 30 June 1996 and 30 June, 1995 and consolidated statements of operations, shareholders' equity and cashflows for the years ended 30 June 1996, 30 June 1995 and 30 June 1994. We further consent to the reference to our firm as "Horwath Sydney Partnership" under the headings "Selected Consolidated Financial Data" and "Experts" in the document.



/s/ Horwath Sydney Partnership


HORWATH
SYDNEY PARTNERSHIP



October 24, 1997
Sydney, Australia